PEET’S COFFEE & TEA, INC.

CHANGE OF CONTROL STOCK AWARD ACCELERATION PLAN

Section 1.	Introduction.

The Peet’s Coffee & Tea, Inc. Change of Control Stock Award Acceleration Plan (the “Plan”) was approved by the Board of Directors (the “Board”) of Peet’s Coffee & Tea, Inc. (the “Company”) effective November 3, 1998 (the “Original Effective Date”), amended and restated effective December 31, 2007 (the “Effective Date”) and is hereby further amended and restated effective May 18, 2010 (the “2010 Amendment and Restatement Date”).  The purpose of the Plan is to provide for the acceleration of vesting of shares covered by certain stock awards granted to certain employees of the Company and any parent or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended, (an “Affiliate”) in the event of a Change of Control (as defined herein).  This Plan shall supersede any provisions in all plans and agreements of the Company and any Affiliates, whether now or hereafter existing, relating to the vesting of shares covered by stock awards granted to individuals who are employees of the Company or any Affiliate at the time of a Change of Control.

Section 2.	Eligibility for Acceleration.

(a)           Old Options.  For options to purchase shares of Common Stock granted before the Effective Date (the “Old Options”), all employees of the Company or any Affiliates at the time of a Change of Control who hold Old Options will be granted acceleration of the vesting of the shares covered by the Old Options as hereinafter provided.

(b)           New Options.  For options to purchase shares of Common Stock granted on or after the Effective Date (the “New Options”), employees of the Company or an Affiliate who, immediately prior to the effective date of a Change of Control, either hold a position of Vice President or above or have been designated in writing by the Company’s Chief Executive Officer as eligible to participate in the Plan (the “Eligible Employees”) will be granted acceleration of the vesting of the shares covered by such New Options as hereinafter provided.

(c)           Restricted Stock Unit Awards.  For restricted stock unit awards granted on or after the 2010 Amendment and Restatement Date (the “RSUs”), employees of the Company or an Affiliate who, immediately prior to the effective date of a Change of Control, either hold a position of Vice President or above or have been designated in writing by the Company’s Chief Executive Officer as eligible to participate in the Plan (the “Eligible Employees”) will be granted acceleration of the vesting of such RSUs as hereinafter provided.

Section 3.	Amount of Benefit.

(a)           Old Options.  In the event of a Change of Control (as defined in (d) below), then the vesting of all shares covered by any Old Options held by all individuals who are, immediately prior to the time of the Change of Control, current employees of the Company or any Affiliate shall accelerate in full, and such Old Options shall immediately become exercisable in full.

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(b)           New Options.  In the event of a Change of Control Termination (as defined in (d) below), then the vesting of all shares covered by New Options held by all Eligible Employees shall accelerate in full, and such New Options shall immediately become exercisable in full.

(c)           RSUs.  In the event of a Change of Control Termination (as defined in (d) below), then the vesting of all RSUs held by Eligible Employees shall immediately accelerate in full.

(d)           Definitions.  For purposes of this Plan, the following terms shall be defined as follows:

(i)           “Change of Control” shall mean: (i) a sale of sixty percent (60%) or more of the assets of the Company or of Peet’s Operating Company, Inc. (the “Subsidiary”); (ii) a merger or consolidation involving the Company or the Subsidiary in which the Company or the Subsidiary is not the surviving corporation and the shareholders of the Company immediately prior to the completion of such transaction hold, directly or indirectly, less than fifty percent (50%) of the beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or comparable successor rules) of the securities of the surviving corporation (excluding any shareholders who possessed a beneficial ownership interest in the surviving corporation prior to the completion of such transaction); (iii) a reverse merger involving the Company or the Subsidiary in which the Company or the Subsidiary, as the case may be, is the surviving corporation but the shares of common stock of the Company or the Subsidiary (the “Common Stock”) outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, and the shareholders of the Company immediately prior to the completion of such transaction hold, directly or indirectly, less than fifty percent (50%) of the beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act, or comparable successor rules) of the surviving entity or, if more than one entity survives the transaction, the controlling entity; (iv) an acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or an affiliate of the Company) of the beneficial ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act, or comparable successor rules) of securities of the Company or of the Subsidiary representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors; or, (v) in the event that the individuals who, as of the Original Effective Date, are members of the Board (the “Incumbent Board), cease for any reason to constitute at least fifty percent (50%) of the Board.  (If the election, or nomination for election by the Company’s shareholders, of any new member of the Board is approved by a vote of at least fifty percent (50%) of the Incumbent Board, such new member of the Board shall be considered as a member of the Incumbent Board.) Notwithstanding the foregoing, for the purposes of this Plan and with respect to any and all clauses of this Section of the Plan, an initial public offering of the securities of the Company (an “IPO”) or any transactions or events constituting part of an IPO shall not be deemed to constitute or in any way effect a Change of Control.

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(ii)           “Change of Control Termination” shall have the same meaning as such term in the Company’s Key Employee Severance Benefit Plan.

Section 4.	Timing of Option Acceleration.

(a)           Old Options.  In the event of a Change of Control transaction that is approved by the Board prior to its consummation, the Company shall, at least fifteen (15) days prior to such Change of Control (or, if later, immediately following approval of such transaction by the Board), notify in writing all employees of the Company and its Affiliates holding Old Options covered by the Plan of such Change of Control and of the acceleration in full of the vesting of the shares covered by the Old Options held by such employees.  Such notice shall give such employees the right to exercise their Old Options immediately prior to the Change of Control.  Such acceleration of vesting and right to exercise shall be conditioned upon the consummation of the transaction constituting the Change of Control.  In the event that any surviving or acquiring corporation assumes any Old Options covered by the provisions of this Plan or substitutes similar options for the Old Options covered by the provisions of this Plan, then, to the extent not exercised prior to the Change of Control, such Old Options that are assumed or substituted by the surviving or acquiring corporation shall be fully vested as of the time of the Change of Control and at all times thereafter.

(b)           New Options.  In the event of a Change of Control Termination of an Eligible Employee holding a New Option covered by this Plan, the vesting of the shares covered by such New Option shall be accelerated in full on the date of such Change of Control Termination, and such Eligible Employee shall have the right to exercise such fully vested New Option for the post-termination exercise period set forth in the applicable agreements for such new Option.

(c)           RSUs.  In the event of a Change of Control Termination of an Eligible Employee holding an RSU covered by this Plan, the vesting of the RSU shall be accelerated in full on the date of such Change of Control Termination.

Section 5.	Right to Interpret Plan; Amend and Terminate; Other Arrangements; Binding Nature of Plan.

(a)           Exclusive Discretion.  The Company shall have the exclusive discretion and authority to establish rules, forms, and procedures for the administration of the Plan, and to construe and interpret the Plan and to decide any and all questions of fact, interpretation, definition, computation or administration arising in connection with the operation of the Plan.

(b)           Term of Plan; Amendment Or Termination; Binding Nature of Plan.

(i)           This Plan shall be effective until amended, suspended or terminated by the Company.

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(ii)           The Company reserves the right to amend, suspend or discontinue this Plan or the benefits provided hereunder at any time; provided, however, that no such amendment, suspension or termination shall reduce the benefits provided by Section 3(a) hereof.

(iii)           Any action amending, suspending or terminating the Plan shall be in writing and executed by the Chief Executive Officer of the Company or the Chairman of the Board.

(c)           Binding Effect On Successor.  This Plan shall be binding upon any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, or upon any successor to the Company as the result of a Change of Control, and any such successor or assignee shall be required to perform the Company’s obligations under the Plan, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment or Change of Control had taken place.  In such event, the term “Company,” as used in the Plan, shall include the Company and any successor or assignee as described above which by reason hereof becomes bound by the terms and provisions of the Plan.

Section 6.	No Implied Employment Contract.

The Plan shall not be deemed (i) to give any employee or other person any right to be retained in the employ of the Company or its successors or (ii) to interfere with the right of the Company or its successor to discharge any employee or other person at any time and for any reason, which right is hereby reserved.

Section 7.	Execution.

To record the adoption of the amended and restated Plan as set forth herein as of May 18, 2010, Peet’s Coffee & Tea, Inc. has caused its duly authorized officer to execute the same this 18th day of May, 2010.

Peet’s Coffee & Tea, Inc.

By: /s/ Thomas P. Cawley

Title: Chief Financial Officer

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